UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 19, 2010


                               LITHIUM CORPORATION
             (Exact name of registrant as specified in its charter)

         Nevada                         333-148266                98-0530295
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

200 S. Virginia Street - 8th Floor, Reno, NV                        89501
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code (775) 322-0626

                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective July 19, 2010 we accepted a consent to act as a directory of our company by John Webster and appointed John Webster to our board of directors.

Mr. Webster has been a CPA since 1987. He graduated Summa Cum Laude from Gonzaga University in Spokane, Washington, with a BA in Economics and Accounting. John has extensive experience in S.E.C. reporting and auditing, governmental audits, tax issues and consulting for closely held business enterprises. John is a life-long resident of Spokane and has served as member of a number of community planning and development boards. He has also served as an officer and director of several local arts organizations. From 1996 to 2006, John was one of the founding senior principals and Vice-President of Williams & Webster, P.S., a Spokane based regional CPA firm specializing in the auditing of small public companies and consulting for emerging public companies. John served as the firm's technical principal and assisted in all merger and acquisitions transactions for both accounting and tax issues

There are no transactions, since the beginning of our last fiscal year, or any currently proposed transactions, in which our company was or is to be a participant and the amount involved exceeds $ 120,000 or one percent of the average of the smaller reporting company's total assets at year end for the last two completed fiscal years, and in which John Webster had or will have a direct or indirect material interest. There has been no material plan, contract or arrangement (whether or not written) to which John Webster is a party, or in which he participated, that was entered into in connection with his appointment.

As a result of the above appointment, our board of directors now consists of:
Tom Lewis, John Hiner, Henry Tonking, Stephen Goss and John Webster.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM CORPORATION


/s/ Tom Lewis
--------------------------
Tom Lewis
President and Director
Date: July 29, 2010

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